Sidley Austin LLP 787 Seventh Avenue New York, NY 10019 +1 212 839 5300 +1 212 839 5599 Fax AMERICA ASIA PACIFIC EUROPE

March 9, 2018
Via Email and FedEx
Phillip M. Goldberg, Esq.
Foley & Lardner LLP
321 North Clark Street, Suite 2800
Chicago, Illinois 60654-5313

Re:	March 8, 2018 and March 9, 2018 Letters
Dear Mr. Goldberg:
On behalf of our client, HomeStreet, Inc. (“HomeStreet” or the “Company”), I am writing in response to letters, dated March 8, 2018 and March 9, 2018, from or on behalf of Blue Lion Opportunity Master Fund, L.P. (“Blue Lion”) concerning its purported notice of intent to nominate candidates for election to the HomeStreet Board of Directors and make proposals at HomeStreet’s 2018 annual meeting of shareholders, dated February 23, 2018.
As explained in our letter to Blue Lion dated March 1, 2018, Blue Lion’s February 23 purported notice of intent failed to comply with the Company’s Amended and Restated Bylaws, dated July 28, 2016 (the “Bylaws”), which set forth the requirements for the Company’s shareholders to nominate directors and bring business before an annual meeting. The March 8 and March 9 letters serve to further underscore the deficiencies in Blue Lion’s purported notice of intent.
As expressly provided in the Bylaws, the Chairman of the annual meeting has the power and duty to determine whether a nomination or any business proposed to be brought before the meeting was made or proposed in compliance with the procedures set forth in the Bylaws. If any proposed nomination or business is not in compliance with the Bylaws, the Chairman has the power and duty, under Section 1.13(e) of the Bylaws, to declare that such proposal or nomination shall be disregarded.
Thus, if Blue Lion proceeds with soliciting proxies from shareholders for its proposed nominees and proposals for the Company’s 2018 annual meeting of shareholders, the Company will advise its shareholders that it expects that the Company’s Chairman will declare that Blue Lion’s nominees and proposals shall be disregarded at the meeting and that, as a result, no proxies in favor of Blue Lion’s nominees or proposals will be recognized and no votes cast in favor of Blue Lion’s nominees or proposals will be tabulated.
The Company has no intention of debating further with Blue Lion concerning the stated deficiencies, and we are confident that a court would agree that Blue Lion failed to comply with the Bylaws. If Blue Lion wishes to submit at the appropriate time a proper notice of intent in advance of the Company’s 2019 meeting

Sidley Austin LLP is a limited liability partnership practicing in affiliation with other Sidley Austin partnerships.

Foley & Lardner LLP
March 9, 2018

Sidley Austin LLP 787 Seventh Avenue New York, NY 10019 +1 212 839 5300 +1 212 839 5599 Fax AMERICA ASIA PACIFIC EUROPE

Sidley Austin (NY) LLP is a Delaware limited liability partnership doing business as Sidley Austin LLP and practicing in affiliation with other Sidley Austin partnerships.

March 9, 2018
Via Email and FedEx
Phillip M. Goldberg, Esq.
Foley & Lardner LLP
321 North Clark Street, Suite 2800
Chicago, Illinois 60654-5313

Re:	Your March 8, 2018 Letter
Dear Mr. Goldberg:
On behalf of our client, HomeStreet, Inc. (“HomeStreet” or the “Company”), I am writing in response to your letters, dated March 8, 2018 and March 9, 2018, on behalf of Blue Lion Opportunity Master Fund, L.P. (“Blue Lion”) concerning its purported notice of intent to nominate candidates for election to the HomeStreet Board of Directors and make proposals at HomeStreet’s 2018 annual meeting of shareholders, dated February 23, 2018.
As explained in our letter to Blue Lion dated March 1, 2018, Blue Lion’s February 23 purported notice of intent failed to comply with the Company’s Amended and Restated Bylaws, dated July 28, 2016 (the “Bylaws”), which set forth the requirements for the Company’s shareholders to nominate directors and bring business before an annual meeting. Your March 8 and March 9 letters serve to further underscore the deficiencies in Blue Lion’s purported notice of intent.
As expressly provided in the Bylaws, the Chairman of the annual meeting has the power and duty to determine whether a nomination or any business proposed to be brought before the meeting was made or proposed in compliance with the procedures set forth in the Bylaws. If any proposed nomination or business is not in compliance with the procedures set forth in the Bylaws, the Chairman has the power and duty, under Section 1.13(e) of the Bylaws, to declare that such proposal or nomination shall be disregarded.
Thus, if Blue Lion proceeds with soliciting proxies from shareholders for its proposed nominees and proposals for the Company’s 2018 annual meeting of shareholders, the Company will advise its shareholders that it expects that the Company’s Chairman will declare that Blue Lion’s nominees and proposals shall be disregarded at the meeting and that, as a result, no proxies in favor of Blue Lion’s nominees or proposals will be recognized and no votes cast in favor of Blue Lion’s nominees or proposals will be tabulated.
The Company has no intention of debating further with Blue Lion concerning the stated deficiencies, and we are confident that a court would agree that Blue Lion failed to comply with the Bylaws. If Blue Lion wishes to submit at the appropriate time a proper notice of intent in advance of the Company’s 2019 meeting-i.e., a notice that contains all of the information required by the Bylaws-it will be duly considered at that time.
Very truly yours,

/s/ Kai Haakon E. Liekefett
Kai Haakon E. Liekefett

cc:	Godfrey B. Evans
Executive Vice President, General Counsel,
Chief Administrative Officer & Corporate
Secretary
HomeStreet, Inc.

Foley & Lardner LLP
March 9, 2018

— i.e., a notice that contains all of the information required by the Bylaws — it will be duly considered at that time.
Very truly yours,
/s/ Kai Haakon E. Liekefett
Kai Haakon E. Liekefett

cc:	Godfrey B. Evans
Executive Vice President, General Counsel,
Chief Administrative Officer & Corporate Secretary
HomeStreet, Inc.